                                                                    EXHIBIT 99.6

           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On January 11, 2001, Time Warner Telecom Inc. ("Time Warner Telecom") acquired substantially all of the assets, with certain exceptions, of GST Telecommunications, Inc. and its subsidiaries ("GST") out of bankruptcy (the "Acquisition") pursuant to a definitive asset purchase agreement (the "Purchase Agreement") for cash consideration of $632 million plus the payment of certain liabilities and fees of $36 million, for a total purchase price of $668 million. GST was a facilities-based integrated communications provider that offered voice, data and Internet services primarily to business customers in selected markets in the western United States.

The assets excluded from the Acquisition consist of:

         o        most of the assets and operations in Hawaii;

         o specific customer contracts and certain businesses that were determined to be inconsistent with Time Warner Telecom's core strategy; and

         o other assets and liabilities consisting principally of cash and cash equivalents, restricted investments, certain accounts receivable, certain other current assets, certain accounts payable, deferred revenue, and certain other current liabilities.

In connection with the Acquisition and Time Warner Telecom's capital expenditure plans, Time Warner Telecom obtained commitments for $1.25 billion of additional financing, including $525 million of secured term loan financing available to subsidiaries of Time Warner Telecom, and $700 million in unsecured bridge financing available to Time Warner Telecom (together, the "Credit Facilities"). The Acquisition was initially financed with borrowings under the unsecured bridge loan facility. Under the terms of the secured term loan facility, the Time Warner Telecom was required to draw $250 million at closing of the Acquisition. The drawn and undrawn availability under the secured facility is available to Time Warner Telecom for capital expenditures, working capital and other general corporate purposes for 24 months from January 11, 2001. Time Warner Telecom intends to replace some or all of the borrowings under the unsecured bridge facility and may refinance borrowings under the secured facility with a combination of unsecured long-term fixed rate debt, convertible debt and/or equity securities of Time Warner Telecom. However, for purposes of the unaudited pro forma condensed combined financial statements, Time Warner Telecom has assumed that the Acquisition has been permanently financed with $950 million of borrowings under the Credit Facilities to finance the Acquisition and a significant portion of capital expenditures that it expects to make during 2001.

The selected unaudited pro forma condensed combined financial information presented below has been derived from the unaudited or audited historical financial statements of Time Warner Telecom and GST and reflects a preliminary estimate of certain pro forma adjustments based on information and assumptions that management of Time Warner Telecom and GST believes are reasonable.

The unaudited pro forma condensed combined balance sheet as of September 30, 2000 gives effect to the Acquisition as if it had been consummated on September 30, 2000. The accompanying unaudited pro forma condensed combined statements of operations for the year ended December 31, 1999 and the nine months ended September 30, 2000 gives effect to the Acquisition as if it had been consummated on January 1, 1999.

The Acquisition will be accounted for using the purchase method of accounting. Accordingly, the purchase price will be initially allocated to the assets acquired and liabilities assumed, at their estimated relative fair values, and will be subject to adjustment based upon final appraisals and other analyses. There can be no assurance that the final purchase price allocations and other purchase accounting adjustments will not differ significantly from the estimated amounts reflected in the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements may not be indicative of the results that might have been achieved if the Acquisition had been completed and in effect for the periods indicated or the results that may be achieved in the period immediately prior to closing or in the future. The unaudited pro forma condensed combined financial statements presented below should be read in conjunction with the historical financial statements and related notes thereto of Time Warner Telecom and GST.

                            TIME WARNER TELECOM INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               September 30, 2000
                             (Amounts in Thousands)
                                   (Unaudited)

                                                                                                     GST
                                                                              -----------------------------------------------------
                                                                                            Exclusions Related to
                                                              Historical       Historical    the Asset Purchase       Pro Forma GST
                                                                 TWTC             GST           Agreement(1)         to be Acquired
                                                             -----------      -----------   ---------------------    --------------
ASSETS
    Current assets:
     Cash and cash equivalents                               $    74,091           30,740            (30,740)(a)                --


     Restricted investments                                           --           10,152            (10,152)(a)                --
     Marketable debt securities                                   28,578               --                 --                    --
     Trade and other receivables, net                             81,821           43,881            (13,294)(a)            30,587
     Construction contracts receivable                                --           37,625             (7,822)(a)            29,803
     Investments                                                      --              910                 --                   910
     Prepaid expenses and other current assets                     2,247            8,519             (3,574)(a)             4,945
                                                             -----------      -----------        -----------           -----------

          Total current assets                                   186,737          131,827            (65,582)               66,245
                                                             -----------      -----------        -----------           -----------

    Restricted investments                                            --            3,510             (3,510)(a)                --

    Property, plant and equipment                              1,082,016        1,016,591            (82,087)(a)           934,504
      Less accumulated depreciation                             (257,881)        (364,433)           209,829 (a)          (154,604)
                                                             -----------      -----------        -----------           -----------
                                                                 824,135          652,158            127,742               779,900


    Intangible and other assets,
      net of accumulated amortization                             93,663            2,661             36,738 (a)            39,399

                                                             -----------      -----------        -----------           -----------


                                                             $ 1,104,535          790,156             95,388               885,544
                                                             ===========      ===========        ===========           ===========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
    Current liabilities:
     Accounts payable                                        $    46,407            1,214               (323)(a)               891
     Deferred revenue                                             35,719           12,307             (1,794)(a)            10,513
     Other current liabilities                                   127,356           56,443            (20,853)(a)            35,590
                                                             -----------      -----------        -----------           -----------

          Total current liabilities                              209,482           69,964            (22,970)               46,994
                                                             -----------      -----------        -----------           -----------

    Liabilities subject to compromise                                 --        1,322,642         (1,322,642)(a)                --
    Long-term debt and capital lease obligations                 403,311               --                 --                    --
    Deferred income taxes                                         21,231               --                 --                    --
    Other long-term liabilities                                       --           25,460                 --                25,460

    Redeemable preference shares                                      --           74,008            (74,008)(a)                --

    Stockholders' equity (deficit):
     Common stock                                                  1,056          251,575            562,011 (a)           813,586
     Additional paid-in capital                                  590,924               --                 --                    --
     Accumulated other comprehensive income, net of taxes         12,030               --                 --                    --
     Accumulated deficit                                        (133,499)        (953,493)           952,997 (a)              (496)

                                                             -----------      -----------        -----------           -----------

          Total shareholders' equity (deficit)                   470,511         (701,918)         1,515,008               813,090
                                                             -----------      -----------        -----------           -----------

                                                             $ 1,104,535          790,156             95,388               885,544
                                                             ===========      ===========        ===========           ===========




                                                                                  Pro Forma
                                                                Pro Forma         Adjustments            Pro Forma
                                                                 TWTC and          for TWTC                 TWTC
                                                               GST Subtotal     Acquisition(3)          Combined
                                                               ------------     ---------------         -----------
ASSETS
    Current assets:
     Cash and cash equivalents                                      74,091            950,000 (a)           322,670
                                                                                      (33,000)(b)
                                                                                     (668,421)(c)
     Restricted investments                                             --                 --                    --
     Marketable debt securities                                     28,578                 --                28,578
     Trade and other receivables, net                              112,408                 --               112,408
     Construction contracts receivable                              29,803                 --                29,803
     Investments                                                       910                 --                   910
     Prepaid expenses and other current assets                       7,192                 --                 7,192
                                                               -----------        -----------           -----------

          Total current assets                                     252,982            248,579               501,561
                                                               -----------        -----------           -----------

    Restricted investments                                              --                 --                    --

    Property, plant and equipment                                2,016,520           (288,118)(c)         1,728,402
      Less accumulated depreciation                               (412,485)           154,604 (c)          (257,881)
                                                               -----------        -----------           -----------
                                                                 1,604,035           (133,514)            1,470,521


    Intangible and other assets,
      net of accumulated amortization                              133,062             33,000 (b)           128,951
                                                                                      (37,111)(c)
                                                               -----------        -----------           -----------


                                                                 1,990,079            110,954             2,101,033
                                                               ===========        ===========           ===========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
    Current liabilities:
     Accounts payable                                               47,298                 --                47,298
     Deferred revenue                                               46,232                 --                46,232
     Other current liabilities                                     162,946                 --               162,946
                                                               -----------        -----------           -----------

          Total current liabilities                                256,476                 --               256,476
                                                               -----------        -----------           -----------

    Liabilities subject to compromise                                   --                 --
    Long-term debt and capital lease obligations                   403,311            950,000 (a)         1,353,311
    Deferred income taxes                                           21,231                 --                21,231
    Other long-term liabilities                                     25,460            (25,460)(c)                --

    Redeemable preference shares                                        --                 --                    --

    Stockholders' equity (deficit):
     Common stock                                                  814,642           (813,586)(c)             1,056
     Additional paid-in capital                                    590,924                 --               590,924
     Accumulated other comprehensive income, net of taxes           12,030                 --                12,030
     Accumulated deficit                                          (133,995)                --              (133,995)
                                                                        --                 --                    --
                                                               -----------        -----------           -----------

          Total shareholders' equity (deficit)                   1,283,601           (813,586)              470,015
                                                               -----------        -----------           -----------

                                                                 1,990,079            110,954             2,101,033
                                                               ===========        ===========           ===========

                            TIME WARNER TELECOM INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          Year ended December 31, 1999
                             (Amounts in Thousands)
                                   (unaudited)



                                                                                                      GST
                                                                       ------------------------------------------------------------
                                                                                      Exclusions Related to
                                                    Historical          Historical      the Asset Purchase        GST Pro Forma
                                                       TWTC                 GST            Agreement(1)           Adjustments(2)
                                                   ------------        ------------   ---------------------       --------------

Revenue:
     Telecommunication services                    $    268,753             202,686            (117,300)(a)                 --
     Construction, facility sales and other                  --             115,147                  --               (115,147)(a)
     Product                                                 --               4,089              (4,089)(a)                 --
                                                   ------------        ------------        ------------           ------------
       Total revenue                                    268,753             321,922            (121,389)              (115,147)
                                                   ------------        ------------        ------------           ------------

Operating costs and expenses:
     Operating                                          117,567             150,835             (90,223)(a)                 --
     Cost of construction revenues                           --              74,940                  --                (74,940)(a)
     Cost of product revenues                                --               2,484              (2,484)(a)                 --
     Selling, general and administrative                113,389             122,974             (56,786)(a)                 --
     Depreciation and amortization                       68,785              70,973             (22,263)(a)              2,437 (b)

                                                   ------------        ------------        ------------           ------------
       Total costs and expenses                         299,741             422,206            (171,756)               (72,503)
                                                   ------------        ------------        ------------           ------------

Operating income (loss):                                (30,988)           (100,284)             50,367                (42,644)

Interest expense, net of amounts capitalized            (45,264)           (115,481)             10,287 (a)                 --


Interest income                                          16,589               9,736              (9,736)(b)                 --
Other                                                        --              23,460               4,571 (a)                 --
                                                                                                (28,031)(c)
Equity in income of unconsolidated affiliate                202                  --                  --                     --
                                                   ------------        ------------        ------------           ------------

Income (loss) before income taxes                       (59,461)           (182,569)             27,458                (42,644)

Income tax expense (benefit)                             29,804                  --                  --                     --
                                                   ------------        ------------        ------------           ------------

Net income (loss)                                  $    (89,265)           (182,569)             27,458                (42,644)
                                                   ============        ============        ============           ============

Basic and diluted loss per common share            $      (0.93)
                                                   ============

Average common shares outstanding                        95,898
                                                   ============



                                                        GST
                                                   --------------                            Pro Forma
                                                                          Pro Forma         Adjustments             Pro Forma
                                                    Pro Forma GST         TWTC and           for TWTC                  TWTC
                                                   to be Acquired       GST Subtotal       Acquisition(3)            Combined
                                                   --------------       ------------       --------------          ------------

Revenue:
     Telecommunication services                           85,386             354,139                  --                354,139
     Construction, facility sales and other                   --                  --                  --                     --
     Product                                                  --                  --                  --                     --
                                                    ------------        ------------        ------------           ------------
       Total revenue                                      85,386             354,139                  --                354,139
                                                    ------------        ------------        ------------           ------------

Operating costs and expenses:
     Operating                                            60,612             178,179                  --                178,179
     Cost of construction revenues                            --                  --                  --                     --
     Cost of product revenues                                 --                  --                  --                     --
     Selling, general and administrative                  66,188             179,577                  --                179,577
     Depreciation and amortization                        51,147             119,932             (25,572)(d)             91,487
                                                                                                  (2,873)(e)
                                                    ------------        ------------        ------------           ------------
       Total costs and expenses                          177,947             477,688             (28,445)               449,243
                                                    ------------        ------------        ------------           ------------

Operating income (loss):                                 (92,561)           (123,549)             28,445                (95,104)

Interest expense, net of amounts capitalized            (105,194)           (150,458)            102,381(f)            (150,177)
                                                                                                (98,800)(g)
                                                                                                 (3,300)(h)
Interest income                                               --              16,589                  --                 16,589
Other                                                         --                  --                  --                     --

Equity in income of unconsolidated affiliate                  --                 202                  --                    202
                                                    ------------        ------------        ------------           ------------

Income (loss) before income taxes                       (197,755)           (257,216)             28,726               (228,490)

Income tax expense (benefit)                                  --              29,804             (29,804)(i)                 --
                                                    ------------        ------------        ------------           ------------

Net income (loss)                                       (197,755)           (287,020)             58,530               (228,490)
                                                    ============        ============        ============           ============

Basic and diluted loss per common share                                                                                   (2.38)
                                                                                                                   ============

Average common shares outstanding                                                                                        95,898
                                                                                                                   ============

                            TIME WARNER TELECOM INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                  For the Nine Months Ended September 30, 2000
                             (Amounts in Thousands)
                                   (unaudited)

                                                                                                      GST
                                                                         ----------------------------------------------------------
                                                                                         Exclusions Related to
                                                      Historical          Historical       the Asset Purchase       GST Pro Forma
                                                         TWTC                GST             Agreement(1)           Adjustments(2)
                                                     ------------        ------------    ---------------------      --------------

Revenue:
     Telecommunication services                      $    353,067             160,223             (72,822)(a)                 --
     Construction, facility sales and other                    --              24,563                  --                (24,563)(a)
     Product                                                   --                 205                (205)(a)                 --
                                                     ------------        ------------        ------------           ------------
       Total revenue                                      353,067             184,991             (73,027)               (24,563)
                                                     ------------        ------------        ------------           ------------

Operating costs and expenses:
     Operating                                            130,846             113,806             (57,853)(a)                 --
     Cost of construction revenues                             --              16,581                  --                (16,581)(a)
     Cost of product revenues                                  --                 307                (307)(a)                 --
     Selling, general and administrative                  122,663              97,380             (38,523)(a)                 --
     Depreciation and amortization                         68,793              67,569              (9,407)(a)              4,045 (b)

     Impairment of assets                                      --             260,827            (260,827)(c)                 -- (a)
                                                     ------------        ------------        ------------           ------------
       Total costs and expenses                           322,302             556,470            (366,917)               (12,536)
                                                     ------------        ------------        ------------           ------------

Operating income (loss):                                   30,765            (371,479)            293,890                (12,027)

Interest expense, net of amounts capitalized              (30,657)            (52,576)              4,970 (a)                 --


Interest income                                             9,016               2,117              (2,117)(b)                 --
Other                                                          --              47,745              (2,896)(a)                 --
                                                                                                  (44,849)(c)
                                                     ------------        ------------        ------------           ------------

Income (loss) before reorganization expenses
  and income tax expense (benefit)                          9,124            (374,193)            248,998                (12,027)

Reorganization expenses                                        --              12,777             (12,777)(d)                 --
                                                     ------------        ------------        ------------           ------------

Income (loss) before income taxes                           9,124            (386,970)            261,775                (12,027)

Income tax expense (benefit)                                4,542                  --                  --                     --
                                                     ------------        ------------        ------------           ------------

Net income (loss)                                    $      4,582            (386,970)            261,775                (12,027)
                                                     ============        ============        ============           ============

Basic and diluted earnings (loss) per common share   $       0.04
                                                     ============

Weighted average shares outstanding:
     Basic                                                105,262
                                                     ============
     Diluted                                              108,427
                                                     ============


                                                           GST
                                                      --------------                              Pro Forma
                                                                             Pro Forma           Adjustments         Pro Forma
                                                       Pro Forma GST          TWTC and            for TWTC             TWTC
                                                      to be Acquired        GST Subtotal       Acquisition(3)        Combined
                                                      --------------        ------------       --------------      ------------

Revenue:
     Telecommunication services                               87,401             440,468                  --            440,468
     Construction, facility sales and other                       --                  --                  --                 --
     Product                                                      --                  --                  --                 --
                                                        ------------        ------------        ------------       ------------
       Total revenue                                          87,401             440,468                  --            440,468
                                                        ------------        ------------        ------------       ------------

Operating costs and expenses:
     Operating                                                55,953             186,799                  --            186,799
     Cost of construction revenues                                --                  --                  --                 --
     Cost of product revenues                                     --                  --                  --                 --
     Selling, general and administrative                      58,857             181,520                  --            181,520
     Depreciation and amortization                            62,207             131,000             (19,179)(d)        108,508
                                                                                                      (3,313)(e)
     Impairment of assets                                         --                  --                  --                 --
                                                        ------------        ------------        ------------       ------------
       Total costs and expenses                              177,017             499,319             (22,492)           476,827
                                                        ------------        ------------        ------------       ------------

Operating income (loss):                                     (89,616)            (58,851)             22,492            (36,359)

Interest expense, net of amounts capitalized                 (47,606)            (78,263)             45,867 (f)       (108,971)
                                                                                                     (74,100)(g)
                                                                                                      (2,475)(h)
Interest income                                                   --               9,016                  --              9,016
Other                                                             --                  --                  --                 --

                                                        ------------        ------------        ------------       ------------

Income (loss) before reorganization expenses
  and income tax expense (benefit)                          (137,222)           (128,098)             (8,216)          (136,314)

Reorganization expenses                                           --                  --                  --                 --
                                                        ------------        ------------        ------------       ------------

Income (loss) before income taxes                           (137,222)           (128,098)             (8,216)          (136,314)

Income tax expense (benefit)                                      --               4,542              (4,542)(i)             --
                                                        ------------        ------------        ------------       ------------

Net income (loss)                                           (137,222)           (132,640)             (3,674)          (136,314)
                                                        ============        ============        ============       ============

Basic and diluted earnings (loss) per common share                                                                        (1.29)
                                                                                                                   ============

Weighted average shares outstanding:
     Basic                                                                                                              105,262
                                                                                                                   ============
     Diluted                                                                                                            105,262
                                                                                                                   ============

                            TIME WARNER TELECOM INC.
         NOTES TO THE PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)


BASIS OF PRESENTATION

The accompanying unaudited pro forma condensed combined balance sheet is presented as of September 30, 2000. The accompanying unaudited pro forma condensed combined statements of operations are presented for the year ended December 31, 1999 and the nine months ended September 30, 2000. The adjustments contained in the accompanying pro forma condensed combined financial statements reflect the following:

(1)  EXCLUSIONS RELATED TO THE ASSET PURCHASE AGREEMENT

     (a) To reflect the exclusion of assets and liabilities of GST that were not acquired, either because they were excluded from the Purchase Agreement or because they were disposed of by GST prior to September 30, 2000.

          The assets and liabilities excluded from the Purchase Agreement consist of the majority of GST's Hawaiian assets and operations, certain other businesses and contracts, and other assets and liabilities, as well as the related revenue and expenses associated with these excluded assets and liabilities. Other assets and liabilities excluded consist principally of cash and cash equivalents, restricted investments, certain accounts receivable, certain other current assets and certain accounts payable, deferred revenue, and certain other current liabilities. The businesses and contracts being excluded relate primarily to the operator services/hospitality business and certain contracts for resold local and long distance services. Additionally, to reverse the impairment charge by GST in the third quarter of 2000, which resulted from the consummation of the Purchase Agreement.

          The dispositions by GST that occurred between January 1, 1999 and September 30, 2000 have been treated as if they were consummated prior to January 1, 1999. These divestitures consisted of:

          o    a California Internet service provider;

          o a Texas company which provided long distance and ancillary telecommunications services, and produced software used in the telecommunications industry; and

          o the assets and liabilities primarily related to GST's Guam operations.

     (b) To eliminate GST's historical interest income as residual cash balances were not acquired.

     (c) To reflect the exclusion of non-recurring items consisting of the following:

          o    For the year ended December 31, 1999:
               -    a $28.0 million favorable legal settlement.

          o    For the nine months ended September 30, 2000:
               -    a $260.8 million impairment of assets; and
               -    a $2.5 million favorable legal settlement; and
               -    a $42.3 million gain on the sale of an investment

     (d) The exclusion of $12.8 million consisting of retention bonuses paid to employees and fees paid for professional services related to the bankruptcy reorganization of GST.

(2)  GST PRO FORMA ADJUSTMENTS

     (a) To reflect the exclusion of revenue and expenses related to GST construction and facility sales of conduit and dark fiber previously sold by GST. The historical GST construction and facility sales activities included:

          o outright sales to third parties, which represented $15.6 million and $6.6 million in revenue and $12.6 million and $6.5 million in associated expenses for the year ended December 31, 1999 and the nine months ended September 30, 2000, respectively; and

          o the consummation of "sales-type" leases, which represented $99.5 and $18.0 million in revenue and $62.3 million and $10.1 million in associated expenses for the year ended December 31, 1999 and the nine months ended September 30, 2000, respectively.

         This construction and facility sales activity is non-recurring in nature. Any construction and facility sales following the acquisition will be recorded when and if such transactions occur.

         Historically, GST had treated certain long-term fiber and conduit lease contracts entered into prior to June 30, 1999 as "sales-type" leases and recognized the related revenue under the percentage of completion method. In June 1999, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 43, Real Estate Sales, an Interpretation of FASB Statement No. 66 ("FIN 43"). FIN 43 is effective for sales of real estate with property improvements or integral equipment entered into after June 30, 1999. Under FIN 43, conduit and dark fiber are considered integral equipment. Accordingly, for contracts entered into after June 30, 1999, sales-type lease accounting is no longer appropriate for dark fiber and conduit leases and therefore, such transactions will be accounted for as operating leases unless title transfers to the lessee. Assuming that GST adopted the methodology prescribed by FIN 43 as of January 1, 1999, GST construction and facility sales would have aggregated $0.7 million and $2.3 million in revenue and $0.5 million and $1.7 million in depreciation expense for the year ended December 31, 1999 and the nine months ended September 30, 2000, respectively, and such amounts would have been included as an adjustment under the Exclusions Related to the Purchase Agreement. Additionally, a deferred revenue balance would be established, but would be eliminated in purchase accounting as such balance would represent a non-monetary liability required to be eliminated as of the acquisition date.

     (b) To reflect the effect of the adoption of Time Warner Telecom's accounting policy for depreciable lives for fixed asset depreciation for the periods presented.

(3)  TIME WARNER TELECOM PRO FORMA ADJUSTMENTS

     (a) To reflect the proceeds from borrowings under the Credit Facilities as follows:

          o a $250 million borrowing by subsidiaries of Time Warner Telecom under the secured term loan facilities; and

          o a $700 million borrowing by Time Warner Telecom under the unsecured bridge facility.

          The proceeds of these borrowings were used primarily to finance the Acquisition, with the balance of approximately $248 million available for expected capital expenditures during 2001. Time Warner Telecom intends to replace some or all of its borrowings under the unsecured bridge facility and may refinance borrowings under the secured term loan facility with a combination of unsecured long-term fixed-rate debt, convertible debt and/or equity securities of Time Warner Telecom.

     (b) To reflect the estimated financing costs in connection with closing of the Credit Facilities as well as the costs required to obtain permanent financing at some future date.

     (c) To reflect the purchase of a majority of GST's assets under the Purchase Agreement for cash consideration of $632 million plus the payment of certain liabilities and fees of $36 million, for a total purchase price of $668 million. The final allocation of purchase price is subject to adjustment based upon final appraisals and other analyses. As the Acquisition will be accounted for using the purchase method of accounting, the remaining unamortized balance in intangible assets, which is primarily comprised of goodwill and deferred loan costs, non-monetary liabilities, and the remaining equity balance will be eliminated. As the purchase price is anticipated to be lower than the fair value of the assets acquired, the values otherwise assignable to plant, property and equipment will be proportionally reduced to determine assigned values.

     (d) To reflect the reduction in depreciation expense as a result of a proportional reduction in the historical book values of plant, property and equipment after considering the excess of the historical book values over the remaining unallocated purchase price of $280.3 million.

     (e) To eliminate the amortization expense arising from historical GST intangible assets that has been eliminated in purchase accounting.

     (f) To eliminate GST's historical interest expense, except for historical interest expense related to assumed capital lease obligations.

     (g) To record interest expense on $950 million in borrowings under the Credit Facilities at an estimated effective interest rate of 10.4%. The interest rate margin on the secured term loan facilities stays fixed over the term of the facilities and the interest rate margin on the unsecured bridge facility increases over a certain time period. For purposes of computing interest expense, the Company utilized the six month London Interbank Offered Rate plus the maximum specified margin. It is anticipated that some or all of the borrowings under the unsecured bridge facility will be replaced in whole or in part with permanent financing, which may consist of long-term fixed-rate debt, convertible debt or equity securities, or a combination thereof. Therefore, the actual interest expense will likely be different than the estimate. Accordingly:

               o A change of 1% per annum in the effective annual interest cost on aggregate borrowings of $950 million would change pro forma interest expense by $9.5 million.

               o The use of preferred or common equity securities to replace a portion of the borrowings under the Credit Facilities would reduce pro forma annual interest expense by an amount proportionate to the reduction in aggregate amount of the borrowings. If Time Warner Telecom issues preferred securities to replace a portion of these borrowings, it would record as a dividend expense the cost of any preferred dividends.

     (h) To record the amortization of deferred financing costs under the Credit Facilities over an estimated ten-year period. It is anticipated that some or all of the borrowings under the unsecured bridge facility will be replaced with permanent financing, which may consist of long-term fixed-rate debt, convertible debt or equity securities, or a combination thereof. If permanent financing is obtained, a portion of the unamortized deferred financing costs balance will be expensed. The magnitude of the write-off and the amortization term cannot be determined until the nature and amount of the permanent financing is finalized.

     (i) The Acquisition represents a purchase of assets. Accordingly, Time Warner Telecom will not be assuming any GST historical tax attributes, including net operating loss carryforwards. For pro forma presentation purposes, the tax benefits of GST related to the periods presented have been recognized to the extent of the tax expense recorded in the Time Warner Telecom historical financial statements.